Exhibit 32.2
Certification of the Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
     In connection with the Annual Report on Form 10-K for the period ended January 28, 2008, of CKE Restaurants, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Theodore Abajian, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m(a) or Section 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     In witness whereof, the undersigned has executed and delivered this certificate as of the date set forth opposite his signature below.
Date: March 26, 2008

/s/ Theodore Abajian
Theodore Abajian Chief Financial Officer